BECKSTEAD & COMPANY, CPAs
(a PCAOB-registered audit firm)

Board of Directors as Audit Committee
SGWONE, Inc. (dba MOBIUnplugged)
10120 S. Eastern Ave., Ste. 200
Henderson, NV 89052

We hereby consent to the inclusion of our audit report dated January 9, 2014, on the financial statements of SGWOne, Inc. for the year ended December 31, 2013, and for the period ended December 31, 2012, in the Form S-1 Registration Statement dated January 31, 2014 to be filed with the US Securities and Exchange Commission.

Beckstead & Company

Beckstead & Company
January 31, 2014